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                                   Exhibit 5

                                                               February 16, 2000

BRE Properties, Inc.
44 Montgomery Street, Suite 3600
San Francisco, CA  94104-4809

     Re:  1999 BRE Stock Incentive Plan (the "Plan")
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the "Registration Statement") registering a total of 2,000,000 shares of Common Stock of BRE Properties, Inc. (the "Company") under the Plan.

     We are of the opinion that, subject to the effectiveness of the Registration Statement, the shares of Common Stock of the Company to be sold pursuant to the Plan will be legally and validly issued, fully paid and non-assessable. In giving this opinion, we assume that the shares of Common Stock to be sold pursuant to the Plan will be issued in accordance with the terms of the Plan.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                               Very truly yours,

                               /s/ Farella Braun & Martel LLP

                               FARELLA BRAUN & MARTEL LLP